As filed with the Securities and Exchange Commission on July 11, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	02-0430695
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

(603) 863-0886

(Address of principal executive offices)

2014 Stock Incentive Plan

(Full title of the Plan)

Stephen R. Theroux

President and Chief Executive Officer

New Hampshire Thrift Bancshares, Inc.

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

(603) 863-0886

(Name, address and telephone number of Agent for Service)

Copies to:

Richard A. Schaberg

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, District of Columbia 20004

(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
2014 Stock Incentive Plan (Common stock, $.01 par value)	410,000	$14.97	$6,137,700.00	$790.54
TOTAL	410,000	—	$6,137,700.00	$790.54

(1)	Represents shares of New Hampshire Thrift Bancshares, Inc.’s (the “Registrant”) common stock reserved for future grant under the New Hampshire Thrift Bancshares, Inc. 2014 Stock Incentive Plan (the “2014 Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the 2014 Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.
(2)	Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sale prices of the Registrant’s common stock as reported on The NASDAQ Global Market on July 7, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

New Hampshire Thrift Bancshares, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Commission on March 17, 2014;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014 filed with the Commission on May 12, 2014;

(c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on February 3, 2014, March 19, 2014 and May 13, 2014; and

(d)	the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 3, 1999, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law (“DGCL”), a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged to be liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against the person, and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the DGCL.

Article IX of the Registrant’s amended and restated bylaws (the “Bylaws”) requires the Registrant, among other things, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was a director, officer, trustee, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and any appeal therein, if he acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similarly, the Registrant will indemnify such persons for expenses reasonably incurred and settlements reasonably paid in actions, suits, or proceedings brought by or in the right of the Registrant, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant; provided, however, that no indemnification will be made against expenses in respect of any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of duties to the Registrant or against amounts paid in settlement unless and only to the extent that there is a determination made by the appropriate party set forth in the Bylaws that the person to be indemnified is, in view of all the circumstances of the case, fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement.

The Bylaws also provide that the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, employee or agent of the Registrant, or is or was serving at the Registrant’s request as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the Registrant would have the power or the obligation to indemnify such person against such liability under the provisions of the Bylaws. The Registrant currently maintains directors’ and officers’ liability insurance consistent with the provisions of Article IX of the Bylaws.

The Registrant has entered into an employment agreement with Stephen R. Theroux as President and Chief Executive Officer, pursuant to which it has undertaken contractually to provide indemnification and insurance coverage in the manner described above.

The foregoing summaries are necessarily subject to the complete text of the statute, the Registrant’s certificate of incorporation and Bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index attached hereto and incorporated by reference herein.

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, State of New Hampshire on July 11, 2014.

New Hampshire Thrift Bancshares, Inc.

By:	/s/ Stephen R. Theroux
Stephen R. Theroux
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Theroux and Laura Jacobi, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen W. Ensign	Executive Chairman of the Board	July 11, 2014
Stephen W. Ensign

/s/ Stephen R. Theroux	Vice Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	July 11, 2014
Stephen R. Theroux

/s/ Laura Jacobi	First Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Corporate Secretary (Principal Financial and Accounting Officer)	July 11, 2014
Laura Jacobi

/s/ Leonard R. Cashman	Director	July 11, 2014
Leonard R. Cashman

/s/ Stephen P. Dimick	Director	July 11, 2014
Stephen P. Dimick

/s/ Catherine A. Feeney	Director	July 11, 2014
Catherine A. Feeney

Signature	Title	Date

/s/ Stephen J. Frasca	Director	July 11, 2014
Stephen J. Frasca

/s/ William C. Horn	Director	July 11, 2014
William C. Horn

/s/ Peter R. Lovely	Director	July 11, 2014
Peter R. Lovely

/s/ Jack H. Nelson	Director	July 11, 2014
Jack H. Nelson

/s/ John P. Stabile II	Director	July 11, 2014
John P. Stabile II

/s/ Joseph B. Willey	Director	July 11, 2014
Joseph B. Willey

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Amended Certificate of Incorporation, as amended (incorporated herein by reference to Exhibit 3.1.1 to the Registrant’s Annual Report on Form 10-K (File No. 000-17859), filed with the Commission on March 25, 2011).

4.2	Amended and Restated Bylaws, as amended (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-17859), filed with the Commission on November 14, 2013).

4.3	Specimen common stock certificate (incorporated herein by reference to an exhibit to the Registrant’s Registration Statement on Form S-4, filed with the Commission on March 1, 1989).

5.1	Opinion of Hogan Lovells US LLP.

10.1 *	2014 Stock Incentive Plan.

10.2 *	Form of Incentive Stock Option Agreement under 2014 Stock Incentive Plan.

10.3 *	Form of Non-Qualified Option Agreement under 2014 Stock Incentive Plan.

10.4 *	Form of Restricted Stock Agreement under 2014 Stock Incentive Plan.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

*	Management contract or compensatory plan or arrangement.